Execution Copy

AMENDMENT NO. 1 TO RESEARCH AND LICENSE AGREEMENT

This Amendment No. 1 (“Amendment”), effective as of March 9, 2011 (“Amendment Effective Date”), is made by and between

Debiopharm S.A., a stock company duly established under the laws of Switzerland, with registered company number CH-550-0173350-8, whose registered office is at Forum “après-demain”, Chemin Messidor 5-7,1006 Lausanne, Switzerland (“DEBIOPHARM”),

And

Marina Biotech, Inc., a company duly established under the laws of the State of Delaware, whose registered office is at 3830 Monte Villa Parkway, Bothell, Washington 98021, U.S.A. (“COMPANY”),

WITNESSETH:

Whereas, DEBIOPHARM and COMPANY are parties to that certain Research and License Agreement with an effective date of February 3, 2011 (the “Agreement”); and

Whereas, the Parties desire to amend the Agreement as set forth herein;

Now, therefore, the Parties hereby agree as follows:

1.	Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meanings assigned thereto in the Agreement.

2.	Section 10.1.1 shall be amended to add the following new subsection (f):

(f)	PLK-1 and/or survivin siRNA may be used by COMPANY in performance of the Joint Research Plan in in vivo and/or in vitro models as positive test controls. For the avoidance of doubt, any Intellectual Property generated by COMPANY specifically and exclusively on PLK-1 and/or survivin shall be solely owned by COMPANY and are not included in the Licensed Rights.

3.	Article 12 shall be amended to add the following new Section 12.8:

12.8	Survival. Termination of this Agreement will not affect the rights and obligations of the Parties accrued under this Agreement prior to termination. Sections 10.1, 19.10, 19.11, 19.12, 19.14 and 19.15, and Articles 12, 14, 15, 16, 17 and 18 shall survive expiration or early termination of this Agreement, together with any provisions which by their purpose have a term beyond the termination of this Agreement.

4.	Section 15.1 shall be amended and replaced in its entirety with the following:

15.1	The Receiving Party agrees to keep confidential Confidential Information disclosed to it by the Disclosing Party, not to disclose the Confidential Information to any Third Party unless it first obtains the written consent of the Disclosing Party and not to use the Confidential Information other than as permitted by the terms of this Agreement. DEBIOPHARM may disclose Confidential Information, without COMPANY’S prior written consent, to its consultants, experts, (potential) subcontractors and manufacturers and business partners who have a legitimate need to have access to said Confidential Information, who shall be bound by confidentiality and non-use commitments no less restrictive than those of this Agreement, and who shall have been made aware of the confidential nature of the Confidential Information. For the avoidance of doubt, any data, including Data, developed by COMPANY prior to the Effective Date of the Agreement and which have been the object of (a) presentation(s) to third parties without obligations of confidentiality or otherwise published by COMPANY may be disclosed by COMPANY without DEBIOPHARM’s prior w consent.

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Execution Copy

5.	Except as amended herein, all other terms and conditions of the Agreement shall remain in full force and effect.

6.	This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Any signature page delivered by facsimile or electronic image transmission shall be binding to the same extent as an original signature page.

In witness whereof, the Parties hereby accept and agree to the terms and conditions of the Amendment as of the Amendment Effective Date.

DEBIOPHARM S.A.		MARINA BIOTECH, INC.

By:	/s/ Dr R.Y. Mauvernay	By:	/s/ J. MICHAEL FRENCH

Name:	Dr R.Y. Mauvernay	Name:	J. MICHAEL FRENCH

Title:	President	Title:	President & CEO

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